UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Molecular Insight Pharmaceuticals, Inc. (the “Company”) previously reported on its current reports on Form 8-K that it had entered into a Territory License Agreement and a Supply Agreement with BioMedica Life Sciences, S.A., Athens, Greece (“BioMedica”) in September and October of 2009, respectively. Certain amendments were made to both agreements in April 2010. Under the Territory License Agreement, the Company sub-licensed its Onalta™ 90-Y edotreotide radiotherapeutic to BioMedica in certain countries in Europe, the Middle East, North Africa, Russia and Turkey. BioMedica was obligated, among other things, to perform clinical studies, to seek regulatory approvals, and to market, distribute and commercialize Onalta in the licensed territories. Under the Supply Agreement, BioMedica was obligated to purchase all of its requirements for Onalta exclusively and solely from the Company, a Company-designated third party manufacturer, and/or a BioMedica-designated third party manufacturer approved by the Company.

On March 11, 2011, the Company notified BioMedica in writing of its termination of the Territory License Agreement, which in turn resulted in the expiration of the Supply Agreement, due to several material breaches by BioMedica and its failure to cure such breaches during the cure period. Notwithstanding the date of the notice, the termination and resulting expiration are considered effective as of December 9, 2010. BioMedica disputes the Company’s right to terminate the Territory License Agreement. BioMedica filed a claim in the US Bankruptcy Court with respect to this matter and the Company has filed an objection to the claim.

Item 8.01.	Other Events.

As previously reported, on December 9, 2010, the Company filed a voluntary petition in the United States Bankruptcy Court for the District of Massachusetts seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code, Case No. 10-23355. The Company continues to operate its business and manage its properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Company’s Chapter 11 Case is pending before the Honorable Frank J. Bailey.

On March 14, 2011, the Company submitted its unaudited monthly operating report for the period February 1, 2011 through February 28, 2011 (the “Monthly Operating Report”). Exhibit 99.1 to this Current Report on Form 8-K contains a copy of the unaudited Monthly Operating Report as submitted to the Office of the United States Trustee.

The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with reporting requirements of the Operating Guidelines and Reporting Requirements for Chapter 11 Cases promulgated by the Office of the United States Trustee. The financial information contained in the Monthly Operating Report is preliminary and unaudited and does not purport to show the financial statements of the Company in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP. The Monthly Operating Report also does not include footnotes that would ordinarily be contained in the financial statements in the Company’s quarterly and annual reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Monthly Operating Report contains information for periods that may be shorter or otherwise different from those contained in reports required pursuant to the Exchange Act. The financial information has not been reviewed or otherwise verified for accuracy or completeness by the Company’s independent registered public accountants, and there can be no assurance that the Monthly Operating Report is complete. The Company cautions readers not to place undue reliance on the Monthly Operating Report. The Monthly Operating Report may be

subject to revision. The Monthly Operating Report is in a format required by the Office of the United States Trustee and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results. The Monthly Operating Report is being furnished for informational purposes only.

Limitation on Incorporation by Reference

Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in the filing.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our pending Chapter 11 filing and those factors identified in our filings with the SEC. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to be materially different from historical results or from any results expressed or implied by such forward-looking statements. The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Monthly Operating Report of Molecular Insight Pharmaceuticals, Inc. for the period February 1, 2011 through February 28, 2011 submitted to the Office of the United States Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 16th day of March, 2011.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ Mark A. Attarian
Name: Mark A. Attarian
	Title:	Interim Executive Vice President and
Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Exhibit Description

99.1	Monthly Operating Report of Molecular Insight Pharmaceuticals, Inc. for the period February 1, 2011 through February 28, 2011 submitted to the Office of the United States Trustee.

5